PART I.  ITEM 6(a) EXHIBITS                       EXHIBIT 11


CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE
(in thousands of dollars except per share amounts)
Twelve Weeks Ended July 20, 1996 and July 22, 1995

                                          Twelve Weeks Ended
                                         ---------------------
                                          July 20,     July 22,
                                            1996         1995
                                         ---------    ---------
Primary:

  Net earnings (loss) applicable
    to common shares:
      From continuing operations         $   (813)    $  2,562
      From discontinued operations            -           (310)
                                         ---------    ---------
        Net earnings (loss)              $   (813)    $  2,252
                                         =========    =========

Shares (in thousands of shares):

  Weighted average number of
    common shares outstanding              17,222       17,166

  Shares issuable under employee
    stock plans - weighted average             38           13

  Dilutive effect of exercise of
    certain stock options                      44           54

  Less:  Treasury stock - weighted
    average                                (3,303)      (3,303)
                                         ---------    ---------
  Weighted average number of common
    and common equivalent shares
    outstanding                            14,001       13,930
                                         =========    =========

Net earnings (loss) per common and
    common equivalent shares:
      From continuing operations         $  (0.06)    $   0.18
      From discontinued operations            -          (0.02)
                                         ---------    ---------
        Net earnings (loss)              $  (0.06)    $   0.16
                                         =========    =========

PART I.  ITEM 6(a) EXHIBITS                       EXHIBIT 11


CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE
(in thousands of dollars except per share amounts)
Twenty-four Weeks Ended July 20, 1996 and July 22, 1995

                                        Twenty-four Weeks Ended
                                       ------------------------
                                          July 20,     July 22,
                                            1996         1995
                                         ---------    ---------
Primary:

  Net earnings (loss) applicable
    to common shares:
      From continuing operations         $ (2,934)    $  2,129
      From discontinued operations            -           (551)
                                         ---------    ---------
        Net earnings (loss)              $ (2,934)    $  1,578
                                         =========    =========

Shares (in thousands of shares):

  Weighted average number of
    common shares outstanding              17,219       17,166

  Shares issuable under employee
    stock plans - weighted average             38           24

  Dilutive effect of exercise of
    certain stock options                      28           27

  Less:  Treasury stock - weighted
    average                                (3,303)      (3,303)
                                         ---------    ---------
  Weighted average number of common
    and common equivalent shares
    outstanding                            13,982       13,914
                                         =========    =========

Net earnings (loss) per common and
    common equivalent shares:
      From continuing operations         $  (0.21)    $   0.15
      From discontinued operations            -          (0.04)
                                         ---------    ---------
        Net earnings (loss)              $  (0.21)    $   0.11
                                         =========    =========